Exhibit 23

               Consent of Independent Certified Public Accountants

The Board of Directors
Technitrol. Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 033-35334, 033-63203, 333-55751, 333-94073, 333-64068, 333-64060) on Form
S-8 of Technitrol, Inc. of our report dated January 17, 2003, relating to the consolidated balance sheets of Technitrol, Inc. and subsidiaries as of December 27, 2002 and December 28, 2001 and the related consolidated statements of operations, cash flows, changes in shareholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 27, 2002, which report appears in the December 27, 2002 annual report on form 10-K of Technitrol, Inc. Our report refers to a change in the Company's method for accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.


                                             /s/ KPMG LLP

Philadelphia, Pennsylvania
March 5, 2003